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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Sierra Pacific Resources on Form S-3 and this Post Effective Amendment No. 1 to Registration Statement No. 333-80149 of Sierra Pacific Resources on Form S-3 of our reports dated February 23, 2001 (March 9, 2001 as to Note 20), appearing in the Annual Reports on Form 10-K of Sierra Pacific Resources, Nevada Power Company and Sierra Pacific Power Company for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

October 17, 2001